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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ==============

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of report (date of earliest event reported): October 29, 1997

                            ARV ASSISTED LIVING, INC.
               (Exact name of Registrant as specified in charter)


           CALIFORNIA                                         33-0160968
(State or other jurisdiction of         000-26980           (I.R.S. Employer
         incorporation)         (Commission File Number)  Identification Number)


        245 FISCHER AVENUE                                            92626
             SUITE D-1                                              (Zip Code)
       COSTA MESA, CALIFORNIA
(Address of principal executive offices)



       Registrant's telephone number, including area code: (714) 751-7400


                                      None
          (Former name or former address, if changed since last report)


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        ITEM 5:OTHER EVENTS


        ARV Assisted Living, Inc. (the "Company") has entered into the following agreements: (i) the Amended and Restated Stock and Note Purchase Agreement (the "Amended Stock and Note Purchase Agreement") dated October 29, 1997, by and among the Company, Lazard Freres Real Estate Investors L.L.C., a New York limited liability company ("LFREI") and Prometheus Assisted Living LLC, a Delaware limited liability company ("Prometheus"); (ii) the Amended and Restated Stockholders Agreement (the "Amended Stockholders Agreement") dated October 29, 1997, by and among the Company, LFREI and Prometheus; (iii) the Amended and Restated Registration Rights Agreement (the "Amended Registration Rights Agreement") dated October 29, 1997, by and between the Company and Prometheus and (iv) a letter agreement (the "Amended Kapson Letter Agreement") dated October 29, 1997 by and among the Company, LFREI and Prometheus relating to LFREI's proposed acquisition of Kapson Senior Quarters Corp. ("Kapson"). Also, on October 29, 1997, LFREI, Prometheus and certain stockholders of the Company entered into a Stockholders' Voting Agreement (the "Stockholders Voting Agreement").

         Amended Stock and Note Purchase Agreement. The Amended Stock and Note Purchase Agreement amended and restated the Stock Purchase Agreement dated July 14, 1997, as amended, between the Company, LFREI and Prometheus (the "Stock Purchase Agreement"), which provided for the purchase by Prometheus of up to 9.6 million shares of the Common Stock of the Company (the "Common Stock") at a purchase price of $14.00 per share. On July 23, 1997, pursuant to the Stock Purchase Agreement, Prometheus purchased 1,921,012 shares of Common Stock for an aggregate purchase price of $26,894,168.

        Under the Amended Stock and Note Purchase Agreement, Prometheus, in lieu of purchasing the additional shares of Common Stock contemplated by the Stock Purchase Agreement, purchased $60,000,000 aggregate principal amount of the Company's 6.75% Convertible Subordinated Notes due 2007 (the "Company Notes"). In connection with the issuance of the Company Notes, the Company and The Chase Manhattan Bank, N.A. entered into an indenture dated as of October 30, 1997 (the "Indenture"), and the Company executed a $60,000,000 note in favor of Prometheus dated as of October 30, 1997 (the "Note").

        Pursuant to the provisions of the Indenture and the Note, Prometheus has the right, exercisable at any time after 90 days following the date of issuance of the Company Notes, to convert such Company Notes into shares of the Common Stock at the conversion price of $17.25 per share, subject to certain adjustments set forth in the Indenture and the Note. In the event of a Change in Control or a Termination of Trading (as such terms are defined in the Indenture), Prometheus (i) may elect to require the Company to repurchase the Company Notes at a purchase price equal to 101% of the principal amount of such Company Notes or (ii) in the case of a Change of Control not approved by a majority of the continuing directors of the Company, may require the Company to convert the Company Notes at a price of $16.25 per share.

        The Amended Stockholders Agreement. The Amended Stockholders Agreement amended and restated the Stockholders Agreement dated July 14, 1997, by and among the Company, LFREI and Prometheus.

        Pursuant to the Amended Stockholders Agreement, as of October 30, 1997, the Company's Board of Directors (the "Board") was expanded to nine members, of which three are designees of Prometheus. Until the occurrence of a Termination Event (which shall occur if either (i) Prometheus no longer owns at least 5% of the Common Stock on a fully diluted basis or (ii) Prometheus no longer owns at least $25 million of Common Stock), at each annual or special meeting of shareholders of the Company, Prometheus will have the right pursuant to the Amended Stockholders Agreement and the Company's Bylaws to designate three nominees to the Board if the Board is a single class or one designee per class if the Board is divided into three classes. The Company has agreed to support the nomination and the election of each designee of Prometheus to the Board, and the Company will exercise all authority under applicable law to cause each designee of Prometheus to be elected to the Board. With respect to each meeting of shareholders of the Company at which directors are to be elected, the Company is required to use its reasonable efforts to solicit from the shareholders of the Company proxies in favor of each designee of Prometheus. During the period that Prometheus has the right to designate nominees to the Board, the number of directors on the Board may not exceed nine.



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        Under the Amended Stockholders Agreement, the Company is required to use commercially reasonable efforts to identify, select and retain a new President/CEO of the Company by the ninetieth day after the closing under the Amended Stock and Note Purchase Agreement. In connection with the retention of such President/CEO, the Company is required to obtain the prior written consent of Prometheus, which consent may not be unreasonably withheld. Upon the retention of a new President/CEO of the Company, the Company is further required under the Amended Stockholders Agreement to use its best efforts to cause a director who not a designee of Prometheus to resign from the Board, and the Company and Prometheus will use their best efforts to cause such new President/CEO to be elected to the Board.

        From and after the date of the Amended Stockholders Agreement until a Termination Event, Prometheus will generally have the right to participate in the Company's future equity offerings for cash by purchasing its proportionate share of the securities offered therein.

        During a standstill period of three years (which period is subject to early termination in certain circumstances) (the "Standstill Period"), Prometheus will be subject to certain limitations and restrictions relating to, among other matters: (a) acquisitions of additional shares of Common Stock (generally limiting Prometheus to beneficially owning no more than 49.9% of the shares of Common Stock on a fully diluted basis (except that shares of Common Stock issuable upon conversion of the Company's convertible debt or upon exercise of options granted under management benefit plans shall not be included), (b) acting in concert with others by becoming a member of a "group" for purposes of Section 13(d) of the Securities Act of 1934 and the rules promulgated thereunder, (c) soliciting, encouraging or proposing certain significant transactions involving the Company, (d) soliciting, initiating, encouraging or participating in the solicitation of proxies in connection with any election contest involving the Board or initiating or proposing or participating in or encouraging the making of, or soliciting stockholder approval of, any stockholder proposal, (e) seeking representation on the Board other than as contemplated by the Amended Stockholders Agreement, (f) entering into or permitting Kapson to enter into sale/leaseback or other financing arrangements of the type contemplated by the Amended Kapson Letter Agreement with any company (other than the Company) the principal business of which is the ownership, management, operation and development of assisted living facilities in the United States, (g) requesting any waiver of the foregoing restrictions or
(h) assisting, advising, encouraging or acting in concert with any person with respect to any of the foregoing.

        During the Standstill Period, Prometheus and its affiliates may not transfer any shares of Common Stock except (a) in transactions pursuant to Rule 144 under the Securities Act of 1933, (b) in negotiated transfers to third parties other than certain companies engaged in the business of operating assisted living facilities, (c) to certain Affiliates who agree to be bound by the terms of the Amended Stockholders Agreement, (d) in accordance with the Amended Registration Rights Agreement in a bona fide public offering and (e) subject to certain conditions, to bona fide financial institutions for the purpose of securing bona fide indebtedness.

        In addition, during the Standstill Period, Prometheus is required to vote all shares of Common Stock owned by it representing an aggregate ownership in excess of 35.8% of the outstanding shares of Common Stock in one of the following two manners: (x) in accordance with the recommendation of the Board or
(y) proportionally in accordance with the votes of the other holders of Common Stock. Prometheus is also required to vote its shares of Common Stock in favor of the election of all directors nominated by the nominating committee of the Company, if any, or the Board, provided such nominations are in accordance with certain provisions of the Amended Stockholders Agreement.

        The Standstill Period will terminate prior to its stated term in the event of certain occurrences such as a material event of default by the Company or any subsidiary under any debt agreement or a material violation of a material covenant under the Amended Stock and Note Purchase Agreement.

        Under the terms of the Amended Stockholders Agreement, Prometheus and certain of its affiliates, including LFREI, shall be restricted from owning any equity interest in any public or private company engaged primarily in the assisted living business in the United States without the consent of 75% of the directors of the Company, excluding those nominated by Prometheus.



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        The Amended Registration Rights Agreement. The Amended Registration
Rights Agreement amends and restates the Registration Rights Agreement dated July 14, 1997 by and between the Company and Prometheus. Pursuant to the Amended Registration Rights Agreement, the Company has granted Prometheus limited demand registration rights to facilitate the resale of certain securities owned by it and certain piggyback rights to sell a portion of its securities in connection with certain offerings of securities by the Company.

         Amended Kapson Letter Agreement. The Amended Kapson Letter Agreement amended and restated the letter agreement dated September 30, 1997 by and between LFREI and the Company. Under the terms of the Amended Kapson Letter Agreement, Prometheus and LFREI have agreed that if LFREI consummates its proposed acquisition of Kapson, until a Termination Event or such time as LFREI or its affiliates own less than 10% of the stock of Kapson:

        (i) until the date that Prometheus funds its purchase of $60 million aggregate principal amount of the Company Notes, Kapson will be prohibited from developing or acquiring any new facilities (other than those in its pipeline at the time of the closing of the Kapson acquisition) without the written consent of a majority of the independent non-LFREI affiliated or appointed members of the Board;

        (ii) the Company will have the first right to negotiate management, lease and/or purchase arrangements on any new developments or acquisitions by Kapson;

        (iii) LFREI will seek in good faith to negotiate with the Company for leasing or management agreements of all existing or currently-planned facilities of Kapson;

        (iv) LFREI will not enter into or permit Kapson to enter into any leasing or management arrangements on Kapson's existing facilities other than with the Company or a Kapson affiliate;

        (v) LFREI will grant to the Company or the Company's shareholders, at the Company's option, the right to acquire from LFREI shares representing up to 19.9% of the stock of Kapson at the pro rata amount of LFREI's investment in Kapson for a period of 30 days after the later of the completion of the Kapson Investment or the closing with respect to of the Company Investment; and

        (vi) LFREI will explore a joint venture arrangement between the Company and Kapson which would combine the corporate management of the Company and Kapson in a separate management company jointly owned by Kapson and the Company to achieve economies of scale.

        LFREI represented to the Company in the Amended Kapson Letter Agreement that, upon completion of the Kapson acquisition, it will have the necessary authority to cause Kapson to enter into all of the arrangements described in
(i)-(vi) above.

        The parties to the Amended Kapson Letter Agreement agreed that if mutually agreeable arrangements regarding the matters set forth in paragraph
(iii) above are not entered into by the later of three months following the closing of the Kapson acquisition or May 1, 1998, then the Amended Kapson Letter Agreement will terminate.

        All transactions between the Company and Kapson will require approval from the directors of both companies who are not affiliated with LFREI.

        Stockholders' Voting Agreement. Under the Stockholders' Voting Agreement, the following stockholders of the Company have agreed to vote for the directors nominated by (a) Prometheus and (b) the nominating committee of the Board, if any, or the Board: John A. Booty; Booty-Jones Family Partnership; Booty Family Trust; Karen A. Booty Charitable Remainder Trust; John A. Booty Charitable Remainder Unitrust; David P. Collins; D&V Collins Family Limited Partnership; Collins Family Community Property Trust; David P. Collins Annuity Trust; and Graham P. Espley-Jones.

        The Amended Stock and Note Purchase Agreement, the Amended Stockholders Agreement, the Amended Registration Rights Agreement, the Indenture, the Note, the Amended Kapson Letter Agreement and the Stockholders' Voting Agreement are each Exhibits to this Current Report. Each of these documents is incorporated herein by reference, and the descriptions herein of such agreements are qualified in their entirety by reference to such agreements.



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        ITEM 7:FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
               AND EXHIBITS.

               (a)    Exhibits

        NUMBER       EXHIBIT
        ------       -------

        10.1 Amended and Restated Stock and Note Purchase Agreement dated as of October 29, 1997, by and among the Company, LFREI and Prometheus (incorporated by reference to Exhibit 1 to the Amendment No. 2 to Schedule 13D filed by Prometheus and LFREI on November 7, 1997)

        10.2 Amended and Restated Stockholders Agreement dated as of October 29, 1997, by and among the Company, LFREI and Prometheus (incorporated by reference to Exhibit 2 to the Amendment No. 2 to Schedule 13D filed by Prometheus and LFREI on November 7, 1997)

        10.3 Amended and Restated Registration Rights Agreement dated as of October 29, 1997, by and among the Company, LFREI and Prometheus (incorporated by reference to Exhibit 3 to the Amendment No. 2 to Schedule 13D filed by Prometheus and LFREI on November 7, 1997)

        10.4 Indenture dated as of October 30, 1997, by and between the Company and Chase Manhattan Bank, N.A. (incorporated by reference to Exhibit 5 to the Amendment No. 2 to Schedule 13D filed by Prometheus and LFREI on November 7, 1997)

        10.5 Note dated as of October 30, 1997, by the Company in favor of Prometheus (incorporated by reference to Exhibit 6 to the Amendment No. 2 to Schedule 13D filed by Prometheus and LFREI on November 7, 1997)

        10.6 Letter Agreement dated October 29, 1997 by and among Prometheus, LFREI and the Company (incorporated by reference to Exhibit 7 to the Amendment No. 2 to Schedule 13D filed by Prometheus and LFREI on November 7, 1997)

        10.7 Stockholders' Voting Agreement dated as of October 29, 1997, by and among Prometheus, LFREI and certain stockholders of the Company (incorporated by reference to Exhibit 4 to the Amendment No. 2 to Schedule 13D filed by Prometheus and LFREI on November 7, 1997)



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                               SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:  November 14, 1997              ARV ASSISTED LIVING, INC.


                                      By: /s/ SHEILA MULDOON
                                         --------------------------------------
                                                   Sheila M. Muldoon
                                          Vice President and General Counsel



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